CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-264386 on Form S-6 of our report dated December 6, 2022, relating to the financial statement of The First Trust(R) Combined Series 615, comprising Tax Exempt Municipal Income Trust, Intermediate, Series 46, one of the series constituting The First Trust® Combined Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 6, 2022